SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2007

ENTROPIN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29807	68-0510827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13314 Lost Key Place, Bradenton, Florida	34202
(Address of principal executive offices)	(Zip code)

(941) 388-9512
Registrant’s telephone number, including area code

45926 Oasis Street, Indio, California 92201
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain officers; compensatory arrangements of certain officers.

On March 30, 2007, the Board of Directors of Entropin, Inc., a Delaware corporation (the “Company”) appointed Mr. Louis Coppage as a Director of the Company and appointed Mr. Coppage to serve as President and Chief Executive Officer of the Company.

Mr. Coppage has over thirty years of executive and managerial experience with both domestic and international operations involving finance and business. From 2001 to the present, Mr. Coppage has provided advisory services to numerous clients including SAN Holdings and Universal Management Inc. In 2006, Mr. Coppage was elected to the Board of Directors of Carbon Energy Holdings, a private coal and energy investment business.

On March 30, 2007, Mr. David Norris and Mr. Jeffrey Ploen resigned as Officers and Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007

ENTROPIN, INC.

	By:	/s/ Louis Coppage
	Name: Its:	Louis Coppage President and Chief Executive Officer